Exhibit 99.1

Iteris to Be Acquired by Almaviva for $335 Million

Iteris Shareholders to Receive $7.20 Per Share in Cash, Representing Significant Premium of 68%

AUSTIN, Texas – August 8, 2024 – Iteris, Inc. (NASDAQ: ITI) (“Iteris” or the “Company”), the world’s trusted technology ecosystem for smart mobility infrastructure management, today announced that it has entered into a definitive merger agreement to be acquired by Almaviva S.p.A. (“Almaviva”), a private Italian digital innovation group, in an all-cash transaction valuing Iteris at approximately $335 million equity value. Under the terms of the agreement, Iteris shareholders will receive $7.20 in cash for each share of Iteris common stock.

Iteris is a global leader in smart mobility infrastructure management with over 10,000 public agencies and private-sector enterprises that rely on the Company’s AI-powered ClearMobility Platform to monitor, visualize and optimize their mobility infrastructures. Almaviva is a leader in digital innovation, helping companies to embrace new digital platforms across a range of public and private market sectors. With a global network of 30 companies and 79 offices in Italy and abroad, Almaviva has built a global network of innovative solutions and services across digital transformation, digital reputation management and people-centered technology.

The cash purchase price represents a premium of approximately 68% to the Company’s closing share price on August 8, 2024. The transaction was unanimously approved and will be recommended to its shareholders by the Iteris Board of Directors.

“This announcement marks an exciting next chapter for Iteris and all of our stakeholders,” said Joe Bergera, President and CEO of Iteris. “Iteris has been a pioneer and leader in intelligent transportation systems for more than 15 years and the agreement we reached with Almaviva is a testament to the grit, determination and innovative spirit of our entire team. Almaviva shares our vision for the future of digital mobility and our commitment to excellence. With this transaction, our team will be strongly positioned to continue to innovate and expand the global adoption of our ClearMobility Platform.”

Approvals and Timing

The transaction is expected to close in 2024, subject to approval by Iteris shareholders, required regulatory approvals and other customary closing conditions. Almaviva intends to finance the transaction using committed debt financing. The transaction is not subject to a financing condition. Upon completion of the transaction, Iteris will become a privately held company, and its common stock will no longer be traded on Nasdaq.

For further information regarding the terms and conditions contained in the definitive transaction agreement, please see Iteris’ current report on Form 8-K, which will be with the U.S. Securities and Exchange Commission (“SEC”) in relation to this transaction.

Advisors

Morgan Stanley & Co. LLC is acting as financial advisor and Latham & Watkins LLP is acting as legal counsel to Iteris. Goldman Sachs Bank Europe SE, Italian office is acting as financial advisor, King & Spalding LLP, Legance – Avvocati Associati and Linklaters as legal advisors, EY Advisory S.p.A. as accounting and fiscal advisor for Almaviva.

About Iteris, Inc.

Iteris, Inc. is a provider of smart mobility infrastructure management solutions. Iteris’ cloud-enabled solutions help public transportation agencies, municipalities, commercial entities and other transportation infrastructure providers monitor, visualize, and optimize mobility infrastructure to make mobility safe, efficient, and sustainable. As a pioneer in intelligent transportation systems technology, Iteris’ advanced detection sensors, mobility and traffic data, software-as-a-service offerings, and consulting services represent a comprehensive range of mobility infrastructure management solutions that serve customers in the United States and internationally.

For more information, visit Iteris’ website at www.iteris.com.

About Almaviva, S.p.A.

Almaviva, the Italian Group leads the digital innovation field, with a global presence through a network of companies specialized in tech and industry-specific core business processes.

The Almaviva Group designs, implements and manages advanced technological solutions and systems and related logistics structures for companies and public administrations operating in a variety of sectors, including, but not limited to, transport, logistics, agriculture, digital health, defense and security, energy, utilities, financial services, industry, telecommunications and media.

The Group strategic activities include a key role, constantly growing on the international market, in the IT sector applied to the Transportation & Logistics Industry.

From exclusive skills in the railroad field to defining a complete proposal of solutions and services for integrated local public transportation and intermodal logistics, Almaviva creates and manages mission-critical enterprise solutions for the movement of people and goods.

For more information, visit Almaviva’s website at www.almaviva.it

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger involving Iteris, Inc. (“Iteris”), Pantheon Merger Sub Inc. (“Merger Subsidiary”), and Almaviva S.p.A (“Parent”). Iteris expects to seek, and intends to file with the SEC a proxy statement and other relevant documents in connection with a special meeting of the Iteris stockholders for purposes of obtaining, stockholder approval of the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Iteris and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF ITERIS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ITERIS AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Iteris with the SEC at the SEC’s website at www.sec.gov or from Iteris at its website at https://iterisinc.gcs-web.com/financial-information/sec-filings.

Participants in the Solicitation

Iteris and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Iteris’ stockholders in connection with the proposed transaction will be set forth in Iteris’ definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by Iteris’ stockholders. You may also find additional information about Iteris’ directors and executive officers in Iteris’ Annual Report on Form 10-K for the fiscal year ended March 31, 2024, which was filed with the SEC on June 13, 2024 and amended on July 29, 2024, Iteris’ Definitive Proxy Statement for its 2023 annual meeting of stockholders, which was filed with the SEC on July 28, 2023, as supplemented by its Definitive Additional Materials for its 2023 annual meeting of stockholders, which was filed with the SEC on August 11, 2023, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Iteris, Inc. (“Iteris”) or its management is discussing its beliefs, estimates or expectations. Such statements generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates,” “continues,” “may,” “plan,” “will,” “goal,” or similar expressions. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, many of which are outside Iteris’ control, which could cause actual results to differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the proposed transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Agreement and Plan of Merger, dated as of August 8, 2024 (the “Merger Agreement”), the failure to obtain required regulatory approvals for the proposed transaction or the failure to satisfy the other conditions to the consummation of the proposed transaction; (2) the risk that the Merger Agreement may be terminated in circumstances requiring Iteris to pay a termination fee; (3) the risk that the proposed transaction disrupts Iteris’ current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the proposed transaction on the ability of Iteris to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the proposed transaction on Iteris’ operating results and business generally; (6) the significant costs, fees and expenses related to the proposed transaction; (7) the risk that Iteris’ stock price may decline significantly if the proposed transaction is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against Iteris and/or its directors, executive officers or other related persons; (9) other factors that could affect Iteris’ business such as, without limitation, inflationary cost pressure in labor, supply chain, energy, and other expenses, disruptions resulting from deployment of systems, changing market conditions , competition and demand for services, the market acceptance of our products and services, competition, the impact of any current or future litigation, the impact of recent accounting pronouncements, the impacts of ongoing and new supply chain constraints, the status of our facilities and product development, reliance on key personnel, general economic conditions, including rising interest rates, the impact of any current or future volatility or instability in national or international political conditions, any shutdown of the United States federal government, future impacts of COVID-19 or other future pandemics, changes in governmental regulation, personnel or budgetary constraints or policies and political agendas, the availability of project funding or other project budget issues, and operational risks, including cybersecurity incidents; and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time or at all .

If the proposed transaction is consummated, Iteris’ stockholders will cease to have any equity interest in Iteris and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in Iteris’ Annual Report on Form 10-K for the year ended March 31, 2024 as well as Iteris’ subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on Iteris’ projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, Iteris undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Iteris Contacts

Media & Investor Relations

FGS Global

John Christiansen/Gabriella Coffey/Rob Clayton

Iteris@FGSGlobal.com

Almaviva Contacts

Media & Investor Relations

Luis Bergter/Ilaria De Bernardis

Investor.relations@almaviva.it